SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    December 14, 2005


Commission File Number:       0-7914


                        BASIC EARTH SCIENCE SYSTEMS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                          84-0592823
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(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                     Identification Number)

1801 Broadway, Suite 620
Denver, Colorado                                                  80202-3835
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(Address of principal executive offices                           (Zip Code)

                                 (303) 296-3076
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                   (Registrant telephone including area code)

Item 8.01.   Other Events and Regulation FD Disclosure

On December 14, 2005 Basic Earth Science Systems, Inc. (Basic, or the Company) issued the press release attached as Exhibit 99.1 reporting on the Company's operational activities in McKenzie County, North Dakota.

On its State #16-1H well, located in McKenzie County, North Dakota, Basic, along with its partners, has completed drilling operations and is in the process of moving the drilling rig off of the drill site in anticipation of attempting a completion in the Bakken formation.

Configured as a single lateral horizontal Bakken well, the State 16-1H is located in Section 16, T152N-R98W, The Bakken formation was initially encountered at 11,066 feet. Despite encountering some difficulties while drilling horizontally, both casing "through the curve" and a liner in the horizontal lateral were successfully set. Drilled on a 320 acre spacing unit, the well achieved 2,720 feet of horizontal exposure to the Bakken formation. While "shows" of oil and gas were encountered during drilling, the "shows" were not conclusive. Accordingly, while still very encouraged, the Company can not speculate if commercial production will be established nor estimate initial production rates.

The Company expects to finish completion operations in January 2006. Basic has a 20 percent working interest in the well and estimates spending approximately $560,000 on drilling costs to date. The State 16-1H is operated by Missouri Basin Well Service, Inc.

The Company previously disclosed that the State #16-1H well is part of a 13,500 acre block in which Basic has a twenty percent interest. The number of wells that could be drilled on this acreage will depend on Industrial Commission spacing requirements. However, with 640 acre spacing, this nearly contiguous leasehold could contain locations for up to twenty wells; over forty wells if 320 acre spacing is granted. The State 16-1H is located on these lands.

Item 9.01.   Exhibits

(C) Exhibits.

         Exhibit No.           Description
         -----------           -----------

         99.1                  Press Release dated December 14, 2005


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BASIC EARTH SCIENCE SYSTEMS, INC.


Date:  December 14, 2005                    By:   /s/ Ray Singleton
                                                  ------------------------------
                                                  Ray Singleton, President